Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS SECOND QUARTER FISCAL 2023 RESULTS

BERWYN, Pa. – November 8, 2022 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its second quarter of fiscal 2023, which ended September 30, 2022.

Second Quarter Fiscal 2023

•
Net sales of $307.6 million
•
Operating income of $132.2 million with operating margin of 43%; adjusted operating income of $30.4 million with adjusted operating margin of 10%
•
Net income of $106.5 million, or $1.63 per diluted share; adjusted net income of $4.8 million, or $0.07 per diluted share
•
Cash flow used in operations of $19.3 million; free cash use of $23.5 million

Fiscal 2023 Guidance

•
Net sales of approximately $1.3 billion
•
GAAP earnings per diluted share of $1.66 to $1.86 and Adjusted earnings per diluted share of $0.40 to $0.60, up from prior guidance due to final pension assumptions
•
Cash used in operations of ($30.0) million to ($40.0) million, free cash use of ($60.0) million to ($70.0) million

“TRIUMPH generated double-digit organic sales growth in our continuing operations driven by improving commercial OEM production rates and expanded MRO demand,” said Dan Crowley, TRIUMPH’s chairman, president and chief executive officer. “We continue to mitigate supply chain constraints and partner with our customers and suppliers to support their accelerating production and aftermarket demands. While these headwinds required us to hold slightly higher levels of working capital in the first half of the year, we are on track to positive free cash flow in the second half of FY23 and beyond. With an expanding and profitable backlog, enhanced pricing from recent contract extensions and a lower cost structure, TRIUMPH is well positioned to benefit from continued strength across nearly all our end markets.”

Second Quarter Fiscal 2023 Overview

Excluding divestitures and exited programs, sales for the second quarter of fiscal 2023 were up 13% organically from the prior year period as increases in commercial narrow-body production and commercial MRO offset decreased military rotorcraft volume.

Second quarter operating income of $132.2 million includes $2.2 million of restructuring costs related to the exit of an aftermarket product line and $103.9 million gain on sale of assets and businesses, primarily from our Stuart manufacturing operations. Net income for the second quarter of fiscal 2023 was $106.5 million, or $1.63 per diluted share primarily due to these items above. On an adjusted basis, net income was $4.8 million, or $0.07 per diluted share.

TRIUMPH’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	EPS
Income from Continuing Operations - GAAP	$108.3	$106.5	$1.63
Gain on sale of assets and businesses	(103.9)	(103.9)	(1.59)
Restructuring costs	2.2	2.2	0.03
Adjusted Income from Continuing Operations - non-GAAP *	$6.6	$4.8	$0.07
* Difference due to rounding

The number of shares used in computing diluted earnings per share for the second quarter of 2023 was 65.3 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.57 billion, up 11% from fiscal year end, after adjusting for the impact of the Stuart divestiture, primarily on commercial narrow body platforms.

For the second quarter of fiscal 2023, cash flow used in operations was $19.3 million.

Outlook

The Company's outlook reflects adjustments detailed in the attached tables.

Based on expected aircraft production rates, and the resulting demand on each of our facilities, the Company expects net sales for fiscal 2023 will be approximately $1.3 billion.

The Company expects GAAP fiscal 2023 earnings per diluted share of $1.66 to $1.86 and adjusted earnings per diluted share of $0.40 to $0.60, up from prior guidance due to final pension assumptions.

The Company expects fiscal 2023 cash used in operations of ($30.0) million to ($40.0) million, approximately $30.0 million for capital expenditures, resulting in expected free cash use of ($60.0) million to ($70.0) million.

Conference Call

TRIUMPH will hold a conference call today, November 8th, at 8:30 a.m. (ET) to discuss the second quarter of fiscal 2023 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from November 8th to November 15th by calling (877) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #1319709.

About TRIUMPH

TRIUMPH, headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF OPERATIONS	2022	2021	2022	2021
Net sales	$307,600	$357,396	$656,984	$754,042
Cost of sales (excluding depreciation shown below)	208,062	262,335	480,462	556,013
Selling, general & administrative	60,418	54,108	112,163	110,359
Depreciation & amortization	8,685	12,945	18,491	28,376
Restructuring costs	2,152	3,897	2,851	8,382
(Gain) loss on sale of assets and businesses	(103,883)	7,660	(103,883)	13,629
Operating income	132,166	16,451	146,900	37,283
Interest expense and other, net	32,453	34,183	64,365	72,741
Debt extinguishment loss	—	—	—	9,689
Non-service defined benefit income	(8,563)	(10,449)	(17,149)	(8,727)
Income tax expense	1,750	1,787	3,500	3,001
Net income (loss)	$106,526	$(9,070)	$96,184	$(39,421)
Income (loss) per share - basic:
Net income (loss)	$1.64	$(0.14)	$1.48	$(0.61)
Weighted average common shares outstanding - basic	65,036	64,545	64,946	64,427
Income (loss) per share - diluted:
Net income (loss)	$1.63	$(0.14)	$1.47	$(0.61)
Weighted average common shares outstanding - diluted	65,282	64,545	65,318	64,427

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited September 30, 2022	Audited March 31, 2022
Assets
Cash and cash equivalents	$104,450	$240,878
Accounts receivable, net	177,286	178,663
Contract assets	101,974	101,828
Inventory, net	398,075	361,692
Prepaid and other current assets	17,554	19,903
Assets held for sale	—	60,104
Current assets	799,339	963,068
Property and equipment, net	160,862	169,050
Goodwill	500,814	513,722
Intangible assets, net	78,870	84,850
Other, net	28,389	30,476
Total assets	$1,568,274	$1,761,166
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$2,849	$3,268
Accounts payable	154,588	161,534
Contract liabilities	42,475	171,763
Accrued expenses	155,950	208,059
Liabilities related to assets held for sale	—	57,519
Current liabilities	355,862	602,143
Long-term debt, less current portion	1,587,933	1,586,222
Accrued pension and post-retirement benefits, noncurrent	273,529	301,303
Deferred income taxes, noncurrent	7,386	7,213
Other noncurrent liabilities	45,667	51,708
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 64,980,483 and 64,629,279 shares issued	65	64
Capital in excess of par value	975,530	973,112
Treasury stock, at cost, 0 and 14,897 shares	—	(96)
Accumulated other comprehensive loss	(476,733)	(463,354)
Accumulated deficit	(1,200,965)	(1,297,149)
Total stockholders' deficit	(702,103)	(787,423)
Total liabilities and stockholders' deficit	$1,568,274	$1,761,166

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Six Months Ended September 30,
	2022	2021
Operating Activities
Net income (loss)	$96,184	$(39,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,491	28,376
Amortization of acquired contract liability	(1,390)	(2,707)
(Gain) loss on sale of assets and businesses	(103,883)	13,629
Curtailments, settlements, and special termination benefits loss, net	—	20,046
Other amortization included in interest expense	3,140	5,602
Provision for credit losses	383	320
Share-based compensation	5,530	5,072
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	(5,799)	8,268
Contract assets	(10,910)	(9,640)
Inventories	(39,324)	1,783
Prepaid expenses and other current assets	756	2,292
Accounts payable, accrued expenses, and contract liabilities	(58,487)	(190,152)
Accrued pension and other postretirement benefits	(17,073)	(27,852)
Other, net	6	(1,142)
Net cash used in operating activities	(112,376)	(185,526)
Investing Activities
Capital expenditures	(7,167)	(7,481)
(Payments on) proceeds from sale of assets and businesses	(6,161)	185,622
Investment in joint venture	—	(2,101)
Purchase of facility related to divested businesses	—	(21,550)
Net cash (used in) provided by investing activities	(13,328)	154,490
Financing Activities
Retirement of debt and finance lease obligations	(1,809)	(353,513)
Premium on redemption of First Lien Notes	—	(7,489)
Repurchase of shares for share-based compensation minimum tax obligation	(3,490)	(3,118)
Net cash used in financing activities	(5,299)	(364,120)
Effect of exchange rate changes on cash	(5,425)	(604)
Net change in cash and cash equivalents	(136,428)	(395,760)
Cash and cash equivalents at beginning of period	240,878	589,882
Cash and cash equivalents at end of period	$104,450	$194,122

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
SEGMENT DATA	2022	2021	2022	2021
Net sales:
Systems & Support	$274,198	$248,781	$528,841	$507,194
Aerospace Structures	33,410	108,643	128,163	246,895
Elimination of intersegment sales	(8)	(28)	(20)	(47)
	$307,600	$357,396	$656,984	$754,042
Operating income (loss):
Systems & Support	$43,413	$38,100	$76,564	$73,646
Aerospace Structures	5,924	3,605	3,623	14,828
Corporate	86,781	(22,429)	72,243	(46,119)
Share-based compensation expense	(3,952)	(2,825)	(5,530)	(5,072)
	$132,166	$16,451	$146,900	$37,283
Operating margin %
Systems & Support	15.8%	15.3%	14.5%	14.5%
Aerospace Structures	17.7%	3.3%	2.8%	6.0%
Consolidated	43.0%	4.6%	22.4%	4.9%

Depreciation and amortization:
Systems & Support	$7,507	$8,440	$15,028	$16,944
Aerospace Structures	672	3,414	2,368	9,573
Corporate	506	1,091	1,095	1,859
	$8,685	$12,945	$18,491	$28,376
Amortization of acquired contract liabilities:
Systems & Support	$(867)	$(1,493)	$(1,390)	$(2,695)
Aerospace Structures	—	—	—	(12)
	$(867)	$(1,493)	$(1,390)	$(2,707)
Capital expenditures:
Systems & Support	$3,707	$2,655	$6,586	$3,757
Aerospace Structures	415	2,558	472	3,210
Corporate	—	156	109	514
	$4,123	$5,369	$7,167	$7,481

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, loss on divestitures, share-based compensation expense, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 25 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, share-based compensation and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income (inclusive of certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of tradenames, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure,
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2022	2021	2022	2021
Net income (loss)	$106,526	$(9,070)	$96,184	$(39,421)
Add-back:
Income tax expense	1,750	1,787	3,500	3,001
Interest expense and other, net	32,453	34,183	64,365	72,741
Debt extinguishment loss	—	—	—	9,689
Pension charges	—	3,968	—	20,046
Consideration payable to customer related to divestiture^	—	—	17,185	—
(Gain) loss on sale of assets and businesses	(103,883)	7,660	(103,883)	13,629
Share-based compensation	3,952	2,825	5,530	5,072
Amortization of acquired contract liabilities	(867)	(1,493)	(1,390)	(2,707)
Depreciation and amortization	8,685	12,945	18,491	28,376
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$48,616	$52,805	$99,982	$110,426
Non-service defined benefit income (excluding pension charges)	(8,563)	(14,417)	(17,149)	(28,773)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$40,053	$38,388	$82,833	$81,653
Net sales	$307,600	$357,396	$656,984	$754,042
Net income (loss) margin	34.6%	(2.5%)	14.6%	(5.2%)
Adjusted EBITDAP margin	13.1%	10.8%	12.3%	10.9%
^Reported in net sales

	Three Months Ended September 30, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations
Net income	$106,526
Add-back:
Non-service defined benefit income	(8,563)
Income tax expense	1,750
Interest expense and other, net	32,453
Operating income (loss)	$132,166	$43,413	$5,924	$82,829
Gain on sales of assets & businesses, net	(103,883)	—	—	(103,883)
Share-based compensation	3,952	—	—	3,952
Amortization of acquired contract liabilities	(867)	(867)	—	—
Depreciation and amortization	8,685	7,507	672	506
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$40,053	$50,053	$6,596	$(16,596)
Net sales	$307,600	$274,198	$33,410	$(8)
Adjusted EBITDAP margin	13.1%	18.3%	19.7%	n/a
^Reported in net sales

	Six Months Ended September 30, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations
Net income	$96,184
Add-back:
Non-service defined benefit income	(17,149)
Income tax expense	3,500
Interest expense and other, net	64,365
Operating income (loss)	$146,900	$76,564	$3,623	$66,713
Gain on sales of assets & businesses, net	(103,883)	—	—	(103,883)
Consideration payable to customer related to divestiture^	17,185	—	17,185	—
Share-based compensation	5,530	—	—	5,530
Amortization of acquired contract liabilities	(1,390)	(1,390)	—	—
Depreciation and amortization	18,491	15,028	2,368	1,095
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$82,833	$90,202	$23,176	$(30,545)
Net sales	$656,984	$528,841	$128,163	$(20)
Adjusted EBITDAP margin	12.3%	17.1%	15.9%	n/a
^Reported in net sales

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations
Net loss	$(9,070)
Add-back:
Non-service defined benefit expense	(10,449)
Income tax expense	1,787
Interest expense and other, net	34,183
Operating income (loss)	$16,451	$38,100	$3,605	$(25,254)
Loss on sales of assets & businesses, net	7,660	—	—	7,660
Share-based compensation	2,825	—	—	2,825
Amortization of acquired contract liabilities	(1,493)	(1,493)	—	—
Depreciation and amortization	12,945	8,440	3,414	1,091
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$38,388	$45,047	$7,019	$(13,678)
Net sales	$357,396	$248,781	$108,643	$(28)
Adjusted EBITDAP margin	10.8%	18.2%	6.5%	n/a

	Six Months Ended September 30, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations
Net loss	$(39,421)
Add-back:
Non-service defined benefit expense	(8,727)
Income tax expense	3,001
Debt extinguishment loss	9,689
Interest expense and other, net	72,741
Operating income (loss)	$37,283	$73,646	$14,828	$(51,191)
Loss on sales of assets & businesses, net	13,629	—	—	13,629
Share-based compensation	5,072	—	—	5,072
Amortization of acquired contract liabilities	(2,707)	(2,695)	(12)	—
Depreciation and amortization	28,376	16,944	9,573	1,859
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$81,653	$87,895	$24,389	$(30,631)
Net sales	$754,042	$507,194	$246,895	$(47)
Adjusted EBITDAP margin	10.9%	17.4%	9.9%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended September 30, 2022
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$108,276	$106,526	$1.63
Adjustments:
Gain on sale of assets and businesses	(103,883)	(103,883)	(1.59)
Restructuring costs	2,152	2,152	0.03
Adjusted income from continuing operations - non-GAAP*	$6,545	$4,795	$0.07
^ Recorded in net sales
* Difference due to rounding

	Six Months Ended September 30, 2022			Fiscal 2023 Diluted EPS Guidance
	Pre-Tax	After-Tax	EPS
Income from continuing operations - GAAP	$99,684	$96,184	$1.47	$ 1.66 - $ 1.86
Adjustments:
Gain on sale of assets and businesses	(103,883)	(103,883)	(1.59)	(1.59)
Restructuring costs	2,851	2,851	0.04	0.04
Consideration payable to customer related to divestiture^	17,185	17,185	0.26	0.26
Debt extinguishment loss	—	—	—	0.03
Adjusted income from continuing operations - non-GAAP*	$15,837	$12,337	$0.19	$ 0.40 - $ 0.60
^ Recorded in net sales
* Difference due to rounding

	Three Months Ended September 30, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(7,283)	$(9,070)	$(0.14)
Adjustments:
Loss on sale of assets and businesses, net	7,660	7,660	0.12
Restructuring costs	3,897	3,897	0.06
Pension curtailment charge	3,968	3,968	0.06
Adjusted loss from continuing operations - non-GAAP	$8,242	$6,455	$0.10

	Six Months Ended September 30, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(36,420)	$(39,421)	$(0.61)
Adjustments:
Loss on sale of assets and businesses, net	13,629	13,629	0.21
Restructuring costs	8,382	8,382	0.13
Pension curtailment charge	20,046	20,046	0.31
Debt extinguishment loss	9,689	9,689	0.15
Adjusted loss from continuing operations - non-GAAP	$15,326	$12,325	$0.19

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Operating income - GAAP	$132,166	$16,451	$146,900	$37,283
Adjustments:
(Gain) loss on sale of assets and businesses	(103,883)	7,660	(103,883)	13,629
Restructuring costs	2,152	3,897	2,851	8,382
Consideration payable to customer related to divestiture^	—	—	17,185	—
Adjusted operating income - non-GAAP	$30,435	$28,008	$63,053	$59,294
Adjusted operating margin	9.9%	7.8%	9.4%	7.9%

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended September 30,		Six Months Ended September 30,		Fiscal 2023 Guidance
$ in millions	2022	2021	2022	2021
Cash used in operating activities	$(19.4)	$(36.0)	$(112.4)	$(185.5)	$ (40.0) - $ (30.0)
Less:
Capital expenditures	(4.2)	(5.4)	(7.2)	(7.5)	~ $ (30.0)
Free cash use	$(23.5)	$(41.4)	$(119.5)	$(193.0)	$ (70.0) - $ (60.0)